Form of Establishment and Designation of Classes

BLACKROCK EUROFUND

Pursuant to that certain Establishment and Designation of Classes amended and restated as of September 29, 2006 (the “Prior Designation”), the shares of beneficial interest of BlackRock EuroFund, a Massachusetts business trust (the “Trust”), par value $.10 per share (the “Shares”), have been divided into six classes of shares as named in the Prior Designation. The undersigned Secretary of the Trust does hereby certify that at a meeting of the Trustees held on November 14-15, 2017, a majority of the Trustees of the Trust, acting pursuant to Section 6.1 of the Declaration of Trust of the Trust, dated March 11, 1986, as amended (the “Declaration”), did establish one new class of Shares of the Trust. The Prior Designation is amended and restated in its entirety to incorporate the new class. No changes to the special and relative rights of the existing classes of Shares are intended by this amendment and restatement.

1.	The new class of Shares of the Trust is designated “Class K Shares.”

2.	The classes of Shares of the Trust established and designated (each a “Class”) are as follows:

(a)	Investor A Shares

(b)	Investor B Shares

(c)	Investor C Shares

(d)	Class K Shares

(e)	Class R Shares

(f)	Institutional Shares

(g)	Institutional 1 Shares

3.	The Shares of each Class shall be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust.

4.	The purchase price, the method of determination of net asset value, the price, terms and manner of redemption, and the relative dividend rights of holders of the Shares of each Class shall be established by the Trustees of the Trust from time to time in accordance with the provisions of the Declaration of Trust and shall be set forth in the prospectus and statement of additional information of the Trust relating to such Class contained in the Trust’s most recent effective registration statement under the Securities Act of 1933, as amended, with respect to such Class, as such prospectus and statement of additional information may be supplemented or modified from time to time.

5.	Shares of each Class shall vote together as a single class except that shares of a Class may vote separately on matters affecting only that Class and shares of a Class not affected by a matter will not vote on that matter.

6.	A Class of the Trust may be terminated by the Trustees by written notice to the shareholders of the Class.

7.	This Establishment and Designation of Classes was effective on the 14th day of November, 2017.

IN WITNESS WHEREOF, the undersigned has executed this instrument on behalf of the Trust as of the [ ] day of [ ], 2018.

BLACKROCK EUROFUND

By: [ ]
[ ]